Morrison, Brown, Argiz & Company






                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

We consent to the use of our report, dated February 1, 1999 in this Post-Effective Amendment to the Registration Statement of Amerindo Funds Inc. on Form N-1A, incorporated by reference in the Prospectus and Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Counsel and Independent Auditors" and "Financial Highlights" in the Statement of Additional Information.



/s/Morrison, Brown, Argiz & Company

Certified Public Accountants
Miami, Florida
October 13, 1999


709782.1

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